Exhibit 99.1

December 9, 2025

Alexander’s Completes $175 Million Refinancing of
Rego Park II
PARAMUS, NEW JERSEY..........Alexander’s, Inc. (NYSE: ALX) today announced that it has completed a $175 million refinancing of its 615,000 square foot Rego Park II shopping center located in Queens, New York. The interest-only loan is at SOFR plus 2.00%, currently 5.82%, and matures in December 2030.

Alexander’s paid down by $23.5 million the prior $198.5 million loan that bore interest at SOFR plus 1.45% and was scheduled to mature on December 12, 2025.

Alexander’s, Inc. is a real estate investment trust that has five properties in New York City.

CONTACT:
GARY HANSEN
(201) 587-8541
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are interest rate fluctuations and the effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2024. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.